Exhibit 10.1

By:	/s/ Kevin McGrath
Name:	Kevin McGrath

Ingalls & Snyder LLC

By:	/s/ Thomas O. Boucher
Name:	Thomas O. Boucher
Its:	Manager

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FIRST AMENDMENT TO SENIOR SECURED NOTES AND SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED NOTES AND SUBSCRIPTION AGREEMENT (this "First Amendment") is made and entered into as of June 15, 2009 (the "Effective Date) by and among ADVANCE NANOTECH, INC. (the "Company") and the holder identified herein (the "Holder"), and is made with reference to the following:

A. Company and Holder have entered into a Senior Secured Note and a Subscription Agreement (as the same may hereafter be amended, modified, extended and/or restated from time to time, the "Senior Note Agreements").

B. Company has requested that Holder modify the Senior Note Agreements to reflect an increase in the maximum amount from $800,000 to $1,000,000, and an extension from June 30, 2009 to August 30, 2009.

C. Holder at their election may choose to convert any or all of their principal note into the January 2008 note agreement, which offers $.25 conversion.

D. Holder has agreed to amend the Senior Note Agreements requested by the Company as set forth below and in connection with the execution and delivery of this First Amendment.

E. A majority (defined as not less than 51%) in Bridge lender interest may instruct the collateral agent to take any action that it may take under the collateral agreement by instructing the collateral agent in writing to take such action on behalf of all the lenders. These actions may include the election of a new collateral agent.

NOW, THEREFORE, in consideration of the premises and the agreements, conditions and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms Defined in Senior Note Agreements. All capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings assigned to them in the Senior Note Agreements.

2. For purposes hereof, "Effective Date" means June 15, 2009.

3. Effective as of the Effective Date, Paragraph 1 of the Senior Secured Note shall be deleted in its entirety and replaced with the following:

> FOR VALUE RECEIVED, ADVANCE NANOTECH, INC., a Delaware corporation (hereinafter called "Borrower" or the "Company"), hereby promises to pay to the holders identified in Annex A (the "Holders"), at the respective address set forth in Annex A hereto, or order, without demand, the principal amount, as set forth opposite each Holder's respective name in Annex A hereto, up to a maximum aggregate principal amount of $1,000,000 (the "Principal"), with accrued and unpaid interest thereon, on August 30, 2009 (the "Maturity Date"), if not paid sooner.

4. Effective as of the Effective Date, the Subscription Agreement shall be modified to reflect a maturity date of August 30, 2009 under both Option 1 and Option 2.

5. Conditions Precedent. The satisfaction of the following shall be conditions precedent to the effectiveness of this Amendment:

5.1 Amendment. Lender shall have received this Amendment, duly executed by Borrower.

5.2 Side Letter. Company shall have delivered a side letter to the Holders as set forth in Appendix A

6. Full Force and Effect. Except as amended hereby, the Senior Note Documents shall remain unaltered and in full force and effect.

7. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

8. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by their respective duly authorized officers as of the date first above written.

"COMPANY"

ADVANCE NANOTECH INC, a Delaware corporation

By: [signature]

Name: Thomas P. Finn

Its: CFO

"HOLDER"

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